NATIONS FUND, INC.

                           RULE 18f-3 MULTI-CLASS PLAN


I.       Introduction.

         Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the investment portfolios of Nations Fund, Inc. (the "Company"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to a particular class of shares of the portfolios. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by class or relate to a different kind or degree of services provided to the class.

         The Company is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 33-4038 and 811-4614). The Company elects to offer multiple classes of shares in its investment portfolios pursuant to the provisions of Rule 18f-3 and this Plan.

         The Company currently consists of the following seven separate investment portfolios: Nations Prime Fund and Nations Treasury Fund (the "Money Market Funds") and Nations Equity Income Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations U.S. Government Bond Fund (the "Non-Money Market Funds").

         The above-listed investment portfolios of the Company (the "Funds") are authorized to issue the following classes of shares representing interests in the Funds:

         (i) Nations Prime Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares, Investor C Shares, Daily Shares and Marsico Shares;

         (ii) Nations Treasury Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares, Investor C Shares and Daily Shares; and

         (iii) Nations Equity Income Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations U.S. Government Bond Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares.

II.      Allocation of Expenses.

         A. Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

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         B. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses, if any, to a particular class of shares in a single
Fund:

                  (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

                  (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

                  (iii) blue sky registration or qualification fees incurred by such class of shares;

                  (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

                  (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

                  (vi) litigation or other legal expenses relating solely to such class of shares;

                  (vii) fees of the Company's Directors incurred as result of issues relating to such class of shares;

                  (viii) independent accountants' fees relating solely to such class of shares; and

                  (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, relating to (as defined below) such class of shares.

         C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of the Company shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Directors will monitor any such allocations to ensure that they comply with the requirements of the Plan.

         D. Income and any expenses of Nations Prime Fund, Nations Treasury Fund, Nations Government Securities Fund and Nations U.S. Government Bond Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

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         Realized and unrealized capital gains and losses of Nations Prime Fund,
Nations Treasury Fund, Nations Government Securities Fund and Nations U.S. Government Bond Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

         Income, realized and unrealized capital gains and losses, and any expenses of Nations Equity Income Fund, Nations Small Company Growth Fund and Nations International Growth Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets (settled shares), as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

         E. In certain cases, Banc of America Advisors, Inc., Banc of America Capital Management, Inc., Gartmore Global Partners, Bank of America, N.A., Stephens Inc., PFPC Inc., or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Directors will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III. Class Arrangements.

         The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services, if any, applicable to each class of shares of the Company. Additional details regarding such fees and services are set forth in the relevant Fund's (or Funds') current Prospectus(es) and Statement of Additional Information.

         A. Primary A Shares -- All Funds.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: None

                  4. Maximum Shareholder Servicing Fees: None

                  5. Conversion Features: None

                  6. Exchange Privileges:

                           (a) Primary A Shares of a Fund may be exchanged for Primary A Shares of any other Nations Fund. In some cases, the only Money Market Fund option is Trust Class Shares of Nations Reserves Money Market Funds.

                           (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Primary A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

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                  7. Other Shareholder Services: None

         B. Primary B Shares -- All Funds.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: None

                  4. Maximum Shareholder Servicing/Administration Fees:

                           (a)      Money Market Funds: Pursuant to a
                                    Shareholder Servicing Plan, the Primary B
                                    Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                           (b) Non-Money Market Funds: Pursuant to a Shareholder Administration Plan, the Primary B Shares of Nations Equity Income Fund, Nations International Equity Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations U.S. Government Bond Fund each may pay shareholder administration fees of up to 0.60% of the average daily net assets of such shares, provided that in no event may the portion of such fee that constitutes a "service fee," as that term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., exceed 0.25% of the average daily net asset value of such Primary B Shares of a Fund.

                  5. Conversion Features: Primary B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Primary B Shares of a Fund may be exchanged for Primary B Shares of any other Nations Fund.

                           (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Primary B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

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                  7. Other Shareholder Services: None

         C. Investor A Shares -- Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                     Distribution Plan adopted under Rule 12b-1, Investor A Shares of each Money Market Fund may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, Investor A Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Investor A Shares of the Money Market Funds may
                               be exchanged for Investor A Shares of any other Nations Fund, except Index Funds.

                           (b) Investor A Shares of the Money Market Funds
                               acquired through a Nations Funds Individual
                               Retirement Account ("IRA") may be exchanged for Investor B Shares of any other Nations Fund, except Money Market Funds.

                           (c) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services. The Company offers check
                     writing privileges, a Systematic Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor A Shares of the Money Market Funds.

         D. Investor A Shares -- Non-Money Market Funds Only.

                  1. Maximum Initial Sales Load:

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                           (a) Nations Equity Income, Nations International
                               Equity Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations International Value Fund: maximum of 5.75%.

                           (b) Nations Government Securities Fund and Nations
                               U.S. Government Bond Fund: maximum of 4.75%.

                  2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds):

                           (a) 1.00% of purchases made before August 1, 1999 in
                               amounts over $1 million if redeemed within one year of purchase, declining to 0.50% in the second year after purchase and eliminated thereafter.

                           (b) 1.00% of purchases made on or after August 1,
                               1999 in amounts over $1 million if redeemed within 18 months of purchase and eliminated thereafter.

                  3. Redemption Fee:

                           (a) 1.00% of the current net asset value of shares
                               purchased in amounts of $1 million or more between July 31, 1997 and November 15, 1998, and redeemed within 18 months of purchase.

                           (b) 1.00% of the current net asset value of shares
                               purchased by an employee benefit plan that initially invested in Investor A Shares between July 31, 1997 and November 15, 1998, and redeemed within 18 months of purchase in connection with redemption of all Nations Funds holdings of the employee benefit plan.

                  4. Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees:
                     Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1, Investor A Shares of each Non-Money Market Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Investor A Shares of the Non-Money Market Funds
                               may be exchanged for Investor A Shares of any other Nations Fund, except Index Fund.

                           (b) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

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

                  7. Other Shareholder Services. The Company offers a Systematic
                     Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor A Shares of the Non-Money Market Funds.

         E. Investor B Shares -- Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                     Distribution Plan adopted under Rule 12b-1, the Investor B Shares of each Money Market Fund may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, the Investor B Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Investor B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Investor B Shares of a Money Market Fund may be
                               exchanged for Investor B Shares of any other
                               Money Market Fund.

                           (b) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services: The Company offers
                     check-writing services, a Systematic Investment Plan and an Automatic Withdrawal Plan to holders of Investor B Shares of the Money Market Funds.

         F. Investor B Shares -- Non-Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

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                  2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 5.00% if redeemed within one year of purchase, declining to 1.00% in the sixth year after purchase and eliminated thereafter.

                  3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                     Distribution Plan adopted under Rule 12b-1, the Investor B Shares of each Non-Money Market Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, the Investor B Shares of each Non-Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Investor B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Investor B Shares of a Non-Money Market Fund may
                               be exchanged for Investor B Shares of any other Nations Fund, except Money Market Funds.

                           (b) Investor B Shares of a Non-Money Market Fund may
                               be exchanged for Investor B Shares of any Nations Reserves Money Market Fund.

                           (c) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services: The Company offers a Systematic
                     Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor B Shares of the Non-Money Market Funds.

         G. Investor C Shares -- Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: None

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, the Investor C Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

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

                  5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

                           (a) Investor C Shares of a Money Market Fund may be
                               exchanged for Investor B Shares of any other
                               Nations Fund, except Nations Funds Money Market Funds.

                           (b) Investor C Shares of a Money Market Fund acquired
                               in exchange for Investor B Shares of another
                               Nations Fund Non-Money Market Fund may be re-exchanged for Investor B Shares of any Nations Reserves Money Market Fund.

                           (c) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services: The Company offers a Systematic
                     Investment Plan and an Automatic Withdrawal Plan to holders of Investor C Shares of the Money Market Funds.

         H. Investor C Shares -- Non- Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

                  3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                     Distribution Plan adopted under Rule 12b-1, Investor C Shares of the Non-Money Market Funds may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, the Investor C Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

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                  6. Exchange Privileges:

                           (a) Investor C Shares of a Non-Money Market Fund may
                               be exchanged for Investor C Shares of any other Nations Fund, except Money Market Funds.

                           (b) Investor C Shares of a Non-Money Market Fund may
                               be exchanged for Investor C Shares of any Nations Reserves Money Market Fund.

                           (c) Investor C Shares of a Non-Money Market Fund that
                               were originally obtained in an exchange of Investor A Shares of a Managed Index Fund for Investor C Shares of a Non-Money Market Fund may be exchanged for Investor A Shares of any Index Fund.

                           (d) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services. The Company offers a Systematic
                     Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Investor C Shares of the Non-Money Market Funds.

         I. Daily Shares -- Money Market Funds Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a
                     Distribution Plan adopted under Rule 12b-1, Daily Shares of each Money Market Fund may pay distribution fees of up to 0.45% of the average daily net assets of such shares.

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, the Daily Shares of each Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Daily Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

                  6. Exchange Privileges:

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                           (a) Daily Shares of a Money Market Fund may be
                               exchanged for Daily Shares of any other Nations Funds Money Market Fund or Investor C Shares of any Nations Funds Non-Money Market Fund.

                           (b) Daily Shares of a Money Market Fund that were
                               originally obtained in an exchange of Investor C Shares of a Nations Fund, except a Money Market Fund, which were re-exchanged for Investor C Shares of any Nations Fund, except a Money Market Fund, can be exchanged for Investor C Shares of any Nations Reserves Money Market Fund.

                           (c) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Daily Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

                  7. Other Shareholder Services: The Company offers a Systematic
                     Investment Plan, an Automatic Withdrawal Plan and an Automatic Exchange Feature to holders of Daily Shares of the Money Market Funds.

         J. Marsico Shares -- Nations Prime Fund Only.

                  1. Maximum Initial Sales Load: None

                  2. Contingent Deferred Sales Charge: None

                  3. Maximum Rule 12b-1 Distribution Fees: None

                  4. Maximum Shareholder Servicing Fees: Pursuant to a
                     Shareholder Servicing Plan, Marsico Shares of Nations Prime Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  5. Conversion Features: Marsico Shares of Nations Prime Fund
                     shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of the Fund.

                  6. Exchange Privileges:

                           (a) Marsico Shares of Nations Prime Fund may be
                               exchanged for shares of Marsico Funds.

                           (b) From time to time, the Board of Directors of the
                               Company may modify, or ratify modifications to, the exchange privileges of Marsico Shares of Nations Prime Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

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

                  7. Other Shareholder Services: The Company offers an Automatic
                     Investment Plan, a Systematic Withdrawal Plan and an Automatic Exchange Feature to holders of Marsico Shares of the Fund.

IV.      Board Review.

         The Board of Directors of the Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:          April 3, 1995
Last Amended:     August 19, 1999


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